Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS
THIRD QUARTER 2016 RESULTS

In-Service Occupancy Increased to Record Level of 97.3 Percent

Significant Progress on Remaining Suburban Office Dispositions

Quarterly Dividend per Share Increased $0.01 per share, or 5.6 percent

Improved Financial and Operating Guidance Announced

(INDIANAPOLIS, October 26, 2016) – Duke Realty Corporation (NYSE: DRE), a leading industrial and medical office property REIT, today reported results for the third quarter of 2016.

<u>Quarterly Highlights</u>

- Diluted earnings per share was $0.32 for the quarter. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.31 for the quarter. Core Funds from Operations ("Core FFO") per diluted share was also $0.31 for the quarter.

- Portfolio operating performance:

    - Total in-service occupancy at September 30, 2016 of 97.3 percent compared to 96.7 percent at June 30, 2016

    - In-service occupancy in the bulk distribution portfolio at September 30, 2016 of 97.4 percent compared to 96.7 percent at June 30, 2016

    - In-service occupancy in the medical office portfolio of 95.2 percent at September 30, 2016 compared to 95.8 percent at June 30, 2016

- Total occupancy, including properties under development, of 95.2 percent at September 30, 2016 compared to 95.6 percent at June 30, 2016
- Tenant retention of 68.4 percent for the quarter
- Same-property net operating income growth of 5.7 percent for the quarter ended September 30, 2016 as compared to the quarter ended September 30, 2015 and 5.1 percent for the twelve months ended September 30, 2016 as compared to the twelve months ended September 30, 2015
- Total leasing activity of 4.4 million square feet
- Overall rent growth on new and renewal leases of 19.3 percent

- Successful execution of capital transactions:
  - Redeemed $203 million of 5.95 percent unsecured notes originally due February 2017
  - Issued 3.7 million common shares subsequent to the company's second quarter earnings release at an average price of $28.07 per share for net proceeds of $103 million
  - Completed $239 million of non-strategic building and land dispositions

Jim Connor, President and CEO said, "I'm happy to report another record-high level of in-service occupancy as of September 30, 2016, with in-service occupancy exceeding 97 percent for the first time in company history. Same-property net operating income growth also continued at a strong pace, increasing 5.7 percent for the three months ended September 30, 2016 compared to the same period in 2015, as the result of both increased occupancy and strong rental rate growth.

We also completed significant office property dispositions during the quarter, selling eleven suburban office properties in Indianapolis. We are on track to execute additional suburban office sales during the fourth quarter and early next year that will essentially complete our exit from that product type.

I am also very pleased to announce that, given the strength of our balance sheet and our optimistic outlook in the ability to continue to grow adjusted funds from operations, our board of directors today authorized a 5.6 percent increase, or $0.01 per share, in the regular quarterly dividend."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "We used proceeds from the office dispositions executed during the quarter to retire outstanding debt, thereby further improving our balance sheet and leverage metrics. We also opportunistically utilized our ATM program during the third quarter, taking advantage of our strong share price, to pre-fund our increasing development pipeline.

On October 20th, we also redeemed our remaining $130 million of 8.25 percent unsecured notes, that had a scheduled maturity date in August 2019. This transaction further improves our leverage metrics, improving our prospects for a ratings upgrade, and will result in a significant ongoing reduction to interest expense."

Financial Performance

- A complete reconciliation, in dollars and per share amounts, of net income to FFO, as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release. The following table reconciles diluted income per common share to diluted FFO per share, as defined by NAREIT, and to diluted Core FFO per share as measured by the company for the three months ended September 30, 2016 and 2015:

	Three Months Ended September 30	
	2016	2015
Net income per common share, diluted	**$ 0.32**	$ 0.22
Adjustments:		
Depreciation and amortization	**0.22**	0.23
Gains on depreciable property sales	**(0.22)**	(0.21)
Company share of reconciling items from joint ventures.	**(0.01)**	0.03
FFO per share - diluted, as defined by NAREIT	**$ 0.31**	$ 0.27
Adjustments:		
Gain on land sales	**(0.01)**	—
Loss on debt extinguishment	**0.02**	—
Land impairment charges	—	0.01
Promote income	**(0.01)**	—
Acquisition-related activity	—	0.01
Core FFO per share – diluted	**$ 0.31**	$ 0.29

- Net income was $0.32 per diluted share for the three months ended September 30, 2016, compared to $0.22 per diluted share for the same period in 2015. Increased equity in earnings of unconsolidated joint ventures, partly due to higher gains on the sale of joint venture properties, the impact of development properties being placed in service, improved operational performance and lower interest expense were the main factors driving the increase to net income per diluted share.

- FFO, as defined by NAREIT, was $112 million, an increase of $17 million, or $0.04 per share, from the three months ended September 30, 2015.
- Core FFO was $111 million for the third quarter of 2016, an increase of $10 million, or $0.02 per share, from the third quarter of 2015.

Real Estate Investment Activity

Development

Mr. Connor further stated, "We increased the pace of our development activity, starting $183 million of developments, which were 50 percent pre-leased in total, during the quarter. We finished the quarter with a robust development pipeline totaling 7.2 million square feet with total expected project costs of $574.9 million, which were 58 percent pre-leased in total.

We also have a strong list of build to suit prospects that we expect to sign in the fourth quarter."

The third quarter included the following development activity:

Wholly Owned Properties

- During the quarter, the company started $127 million of wholly owned bulk industrial development projects totaling 2.2 million square feet, which were 64 percent leased in total. These wholly owned development starts were comprised of five new industrial developments, which included a 100 percent leased, 1.4 million square foot project in Savannah, Georgia as well as four speculative projects, totaling 808,000 square feet, in Chicago, Tampa, Baltimore and Raleigh.
- The company also started $28 million of wholly owned medical office projects during the quarter, comprised of two 100 percent leased projects totaling 72,000 square feet.

Joint Venture Properties

- During the quarter, a 50 percent-owned joint venture started a $28 million, 708,000 square foot, speculative bulk industrial product in Indianapolis. This is the only joint venture-owned project that was under construction at September 30, 2016.

- Two bulk industrial projects, which were 90 percent leased and 1.3 million square feet in total, were placed in service during the quarter by two 50 percent-owned joint ventures. One of these projects was sold, pursuant to a pre-existing agreement, in early October.

Building Dispositions

Building dispositions totaled $227 million in the third quarter and included the following:

Wholly Owned Properties

- Eleven suburban office properties in Indianapolis, Indiana, totaling 1.4 million square feet, which were 85 percent leased
- Two non-strategic light industrial properties totaling 157,000 square feet

Joint Venture Properties

- A bulk industrial project in Phoenix, Arizona, totaling one million square feet, which was 100 percent leased
- A bulk industrial project in Indianapolis, Indiana, totaling 937,000 square feet, which was vacant, to a user who will occupy the building

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.19 per share, or $0.76 per share on an annualized basis. The third quarter dividend will be payable November 30, 2016 to shareholders of record on November 16, 2016.

2016 Earnings Guidance

A reconciliation of the company's per share guidance for diluted net income per common share to FFO, as defined by NAREIT and to Core FFO is included in the financial tables to this release. The company revised guidance for diluted net income per common share for 2016 to a range of $0.87 to $1.07 per share, compared to its previous guidance of $0.98 to $1.18 per share. The company revised its guidance for FFO, as defined by NAREIT, for 2016 to a range of $1.16 to $1.26 per share, compared to its previous guidance of $1.13 to $1.30 per share. The company revised its Core FFO guidance for 2016 to a range of $1.18 to $1.20 per share, increasing the lower

range of previous guidance from $1.16 per share. Key changes to the assumptions underlying this updated guidance are as follows:

- The estimate for average in-service occupancy was revised upward to a range of 96.4 percent to 96.6 percent from the previous range of 96.0 percent to 96.5 percent.
- The estimate for same-property net operating income growth was increased to a range of 5.2 percent to 6.0 percent from the previous range of 4.25 percent to 5.5 percent.
- The estimate for development starts was increased to a range of $650 million to $750 million from the previous range of $500 million to $650 million.
- Guidance for effective leverage was revised to a range of 38 percent to 35 percent from the previous range of 39 percent to 36 percent.
- Guidance for fixed-charge coverage was increased to a range of 3.7 times to 3.9 times from the previous range of 3.6 times to 3.8 times.
- Guidance for net debt to EBITDA was changed to a range of 5.5 times to 5.1 times from the previous range of 5.7 times to 5.4 times.

The company's full 2016 range of estimates is presented on page 32 of its September 30, 2016 supplemental information.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles ("GAAP")); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 20 of its September 30, 2016 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 138 million rentable square feet of industrial, medical office and other non core assets in 21 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, October 27, 2016, at 3:00 p.m. ET to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional

information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2015. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
Revenues:				
Rental and related revenue	$206,848	$200,938	$609,171	$617,549
General contractor and service fee revenue	19,351	33,599	68,546	110,320
	226,199	234,537	677,717	727,869
Expenses:				
Rental expenses	26,084	30,137	81,092	96,355
Real estate taxes	31,313	27,702	90,888	86,228
General contractor and other services expenses	17,182	29,694	60,330	98,455
Depreciation and amortization	80,688	79,898	238,647	240,135
	155,267	167,431	470,957	521,173
Other operating activities:				
Equity in earnings (loss) of unconsolidated companies	12,010	(5,088)	37,404	16,281
Gain on dissolution of unconsolidated company	-	-	30,697	-
Promote income	2,212	-	26,299	-
Gain on sale of properties	82,698	71,259	137,589	202,153
Gain on land sales	1,601	1,659	2,438	24,096
Other operating expenses	(1,424)	(1,467)	(3,496)	(4,579)
Impairment charges	(3,042)	(2,426)	(15,098)	(7,896)
General and administrative expenses	(12,534)	(11,340)	(42,216)	(47,582)
	81,521	52,597	173,617	182,473
Operating income	152,453	119,703	380,377	389,169
Other income (expenses):				
Interest and other income, net	507	1,343	3,597	3,056
Interest expense	(34,606)	(41,615)	(109,520)	(134,576)
Loss on debt extinguishment	(6,243)	64	(8,673)	(82,589)
Acquisition-related activity	(7)	(5,660)	(82)	(6,993)
Income from continuing operations, before income taxes	112,104	73,835	265,699	168,067
Income tax benefit	359	3,305	173	4,109
Income from continuing operations	112,463	77,140	265,872	172,176
Discontinued operations:				
Income (loss) before gain on sales	377	(43)	741	10,546
Gain on sale of depreciable properties, net of tax	319	111	485	414,620
Income from discontinued operations	696	68	1,226	425,166
Net income	113,159	77,208	267,098	597,342
Net income attributable to noncontrolling interests	(1,145)	(774)	(2,710)	(6,284)
Net income attributable to common shareholders	$112,014	$76,434	$264,388	$591,058
Basic net income per common share:				
Continuing operations attributable to common shareholders	$0.32	$0.22	$0.75	$0.49
Discontinued operations attributable to common shareholders	0.00	0.00	0.00	1.22
Total	$0.32	$0.22	$0.75	$1.71
Diluted net income per common share:				
Continuing operations attributable to common shareholders	$0.32	$0.22	$0.75	$0.49
Discontinued operations attributable to common shareholders	0.00	0.00	0.00	1.21
Total	$0.32	$0.22	$0.75	$1.70

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30, 2016	December 31, 2015
Assets		
Real estate investments:		
Land and improvements	$1,494,196	$1,391,763
Buildings and tenant improvements	4,919,897	4,740,837
Construction in progress	290,647	321,062
Investments in and advances to unconsolidated companies	261,447	268,390
Undeveloped land	316,369	383,045
	7,282,556	7,105,097
Accumulated depreciation	(1,282,033)	(1,192,425)
Net real estate investments	6,000,523	5,912,672
Real estate investments and other assets held-for-sale	18,184	45,801
Cash and cash equivalents	110,211	22,533
Accounts receivable, net	26,180	18,846
Straight-line rents receivable, net	118,594	116,781
Receivables on construction contracts, including retentions	8,528	16,459
Deferred leasing and other costs, net	335,109	346,374
Escrow deposits and other assets	244,752	416,049
	$6,862,081	$6,895,515
Liabilities and Equity		
Indebtedness:		
Secured debt, net of deferred financing costs	$385,763	$738,444
Unsecured debt, net of deferred financing costs	2,605,288	2,510,697
Unsecured line of credit	-	71,000
	2,991,051	3,320,141
Liabilities related to real estate investments held-for-sale	238	972
Construction payables and amounts due subcontractors, including retentions	51,339	54,921
Accrued real estate taxes	93,722	71,617
Accrued interest	30,601	34,447
Other accrued expenses	41,314	61,827
Other liabilities	103,602	106,283
Tenant security deposits and prepaid rents	41,292	40,506
Total liabilities	3,353,159	3,690,714
Shareholders' equity:		
Common shares	3,546	3,453
Additional paid-in-capital	5,187,374	4,961,923
Accumulated other comprehensive income	938	1,806
Distributions in excess of net income	(1,710,215)	(1,785,250)
Total shareholders' equity	3,481,643	3,181,932
Noncontrolling interests	27,279	22,869
Total equity	3,508,922	3,204,801
	$6,862,081	$6,895,515

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended September 30
(Unaudited and in thousands, except per share amounts)

	2016			2015		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$112,014**			**$76,434**		
Less: dividends on participating securities	(580)			(593)		
Net income per common share- basic	**111,434**	**351,856**	**$0.32**	**75,841**	**345,256**	**$0.22**
Add back:						
Noncontrolling interest in earnings of unitholders	1,131	3,495		751	3,504	
Other potentially dilutive securities	580	3,630		593	3,390	
Net income attributable to common shareholders- diluted	**$113,145**	**358,981**	**$0.32**	**$77,185**	**352,150**	**$0.22**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$112,014**	**351,856**		**$76,434**	**345,256**	
Adjustments:						
Depreciation and amortization	80,688			79,898		
Company share of joint venture depreciation, amortization and other	3,772			12,501		
Impairment charges - depreciable property	3,042			-		
Gains on depreciable property sales - wholly owned, discontinued operations	(319)			(66)		
Gains on depreciable property sales - wholly owned, continuing operations	(82,698)			(71,259)		
Income tax benefit triggered by depreciable property sales	(359)			(3,350)		
Gains on depreciable property sales - joint ventures	(5,668)			(189)		
Noncontrolling interest share of adjustments	15			(176)		
NAREIT FFO attributable to common shareholders - basic	**110,487**	**351,856**	**$0.31**	**93,793**	**345,256**	**$0.27**
Noncontrolling interest in income of unitholders	1,131	3,495		751	3,504	
Noncontrolling interest share of adjustments	(15)			176		
Other potentially dilutive securities		3,630			3,390	
NAREIT FFO attributable to common shareholders - diluted	**$111,603**	**358,981**	**$0.31**	**$94,720**	**352,150**	**$0.27**
Gain on land sales, including share of joint ventures	(4,673)			(1,659)		
Loss on debt extinguishment	6,243			(64)		
Land impairment charges	-			2,426		
Overhead restructuring charges	-			215		
Promote income	(2,212)			-		
Acquisition-related activity	7			5,660		
Core FFO attributable to common shareholders - diluted	**$110,968**	**358,981**	**$0.31**	**$101,298**	**352,150**	**$0.29**
Adjusted FFO						
Core FFO - diluted	$110,968	358,981	$0.31	$101,298	352,150	$0.29
Adjustments:						
Straight-line rental income and expense	(5,742)			(5,820)		
Amortization of above/below market rents and concessions	303			280		
Stock based compensation expense	3,262			1,730		
Noncash interest expense	1,609			1,831		
Second generation concessions	(240)			(8)		
Second generation tenant improvements	(3,352)			(9,791)		
Second generation leasing commissions	(3,628)			(5,962)		
Building improvements	(677)			(2,152)		
Adjusted FFO - diluted	**$102,503**	**358,981**		**$81,406**	**352,150**	

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Nine Months Ended September 30

(Unaudited and in thousands, except per share amounts)

	2016			2015		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$264,388**			**$591,058**		
Less: dividends on participating securities	(1,751)			(1,803)		
Net income per common share- basic	**262,637**	**348,341**	**$0.75**	**589,255**	**344,986**	**$1.71**
Add back:						
Noncontrolling interest in earnings of unitholders	2,670	3,499		6,212	3,609	
Other potentially dilutive securities	1,751	3,565		1,803	3,418	
Net income attributable to common shareholders- diluted	**$267,058**	**355,405**	**$0.75**	**$597,270**	**352,013**	**$1.70**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$264,388**	**348,341**		**$591,058**	**344,986**	
Adjustments:						
Depreciation and amortization	238,647			243,652		
Company share of joint venture depreciation, amortization and other	11,664			22,247		
Impairment charges - depreciable property	3,042			864		
Gains on depreciable property sales - wholly owned, discontinued operations	(485)			(417,795)		
Gains on depreciable property sales - wholly owned, continuing operations	(137,589)			(202,153)		
Income tax benefit triggered by depreciable property sales	(173)			(934)		
Gains on depreciable property sales - joint ventures	(23,700)			(13,722)		
Gain on dissolution of unconsolidated company	(30,697)			-		
Noncontrolling interest share of adjustments	(604)			3,808		
NAREIT FFO attributable to common shareholders - basic	**324,493**	**348,341**	**$0.93**	**227,025**	**344,986**	**$0.66**
Noncontrolling interest in income of unitholders	2,670	3,499		6,212	3,609	
Noncontrolling interest share of adjustments	604			(3,808)		
Other potentially dilutive securities		3,565			3,418	
NAREIT FFO attributable to common shareholders - diluted	**$327,767**	**355,405**	**$0.92**	**$229,429**	**352,013**	**$0.65**
Gain on land sales, including share of joint ventures	(5,510)			(24,096)		
Loss on debt extinguishment, including share of joint ventures	10,265			82,589		
Land impairment charges	12,056			7,032		
Overhead restructuring Charges	-			7,422		
Promote income	(26,299)			-		
Acquisition-related activity	82			6,993		
Core FFO attributable to common shareholders - diluted	**$318,361**	**355,405**	**$0.90**	**$309,369**	**352,013**	**$0.88**
Adjusted FFO						
Core FFO - diluted	$318,361	355,405	$0.90	$309,369	352,013	$0.88
Adjustments:						
Straight-line rental income and expense	(13,247)			(19,085)		
Amortization of above/below market rents and concessions	1,361			2,961		
Stock based compensation expense	16,748			15,334		
Noncash interest expense	4,594			5,353		
Second generation concessions	(311)			(56)		
Second generation tenant improvements	(17,954)			(21,682)		
Second generation leasing commissions	(19,497)			(16,988)		
Building improvements	(1,939)			(4,539)		
Adjusted FFO - diluted	**$288,116**	**355,405**		**$270,667**	**352,013**	

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended	
	September 30, 2016	September 30, 2015
Income from continuing operations before income taxes	$112,104	$73,835
Share of same property NOI from unconsolidated joint ventures	5,205	5,120
Income and expense items not allocated to segments	40,908	74,975
Earnings from service operations	(2,169)	(3,905)
Properties not included and other adjustments	(33,568)	(34,112)
Same property NOI	$122,480	$115,913
Percent Change	5.7%	

	Twelve Months Ended	
	September 30, 2016	September 30, 2015
Income from continuing operations before income taxes	$282,909	$173,027
Share of same property NOI from unconsolidated joint ventures	21,076	19,931
Income and expense items not allocated to segments	310,099	425,315
Earnings from service operations	(10,548)	(14,919)
Properties not included and other adjustments	(124,055)	(147,214)
Same property NOI	$479,481	$456,140
Percent Change	5.1%	

Duke Realty Corporation and Subsidiaries
Reconciliation of 2016 FFO Guidance
(Unaudited)

	Pessimistic	Optimistic
Net income per common share, diluted	**$0.87**	**$1.07**
Gain on dissolution of unconsolidated company	(0.07)	(0.07)
Depreciation and gains on sales of depreciated property (including share of joint venture)	0.36	0.26
FFO per share - diluted, as defined by NAREIT	**$1.16**	**$1.26**
Gains on land sales, net of impairments	0.01	(0.01)
Promote income	(0.07)	(0.07)
Loss on debt extinguishment	0.09	0.09
Other reconciling items	(0.01)	(0.07)
Core FFO per share - diluted	**$1.18**	**$1.20**